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                                                                     EXHIBIT 2.2

                                CO-PROMOTION AGREEMENT

     This Co-Promotion Agreement (the "Agreement") is made as of June 2, 1999 by and between Triangle Pharmaceuticals, Inc., a Delaware corporation ("Triangle"), with its principal offices at 4 University Place, 4611 University Drive, Durham, North Carolina 27707, and Abbott Laboratories, an Illinois corporation ("Abbott"), with its principal offices at 100 Abbott Park Road, Abbott Park, Illinois 60064, each acting on behalf of itself and its Affiliates. As used herein, any reference to a party shall include the Affiliates of such party.

WITNESSETH

     WHEREAS, Abbott is marketing Norvir-Registered Trademark-, a protease inhibitor for the treatment of HIV in the United States;

     WHEREAS, Abbott has under development ABT-378, another protease inhibitor for the treatment of HIV;

     WHEREAS, Abbott desires, and Triangle is willing, to co-promote Norvir and ABT-378, pursuant to the terms and conditions of this Agreement,

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and undertakings contained herein, the parties hereto hereby agree as follows:

                                      ARTICLE 1

                                     DEFINITIONS

     In addition to the other terms defined elsewhere herein, the following terms shall have the following meanings when used in this Agreement (and any term defined in the singular shall have the same meaning when used in the plural, and vice versa, unless stated otherwise):

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     1.1   "ABT-378" shall mean the chemical compound known as     ***, which
is being developed by Abbott as a pharmaceutical product     ***     for the
treatment of HIV.

     1.2 "Abbott Net Sales" shall mean the total gross sales of each Product (as set forth on the invoice for such Product) in the Territory by Abbott to Third Parties during the given calendar quarter or year, less the following deductions directly paid or incurred by Abbott with respect to the sale of such Product in the United States during such calendar quarter or year:

           (i)   ***

           (ii)  ***     or otherwise, imposed by government authorities;

           (iii) ***     where there are no direct shipments to such customers
                 by Abbott; and

           (iv)  the portion of any     ***     paid during the relevant time
                 period to     ***     that relate specifically to the sale of
                 the Products to such     ***     .

Abbott Net Sales shall be calculated separately for each Product.

     1.3   "Abbott Trademarks" shall have the meaning set forth in
Section 11.1.

     1.4   "Active Detailing Period" shall mean, with respect to each of Norvir
and ABT-378, a period of      ***      for such Product.

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     1.5   "Affiliate" shall mean any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a Party. A corporation or non-corporate business entity shall be regarded as in control of another corporation or non-corporate business entity if it owns, or
directly or indirectly controls, at least     ***     of the voting stock of the
other corporation, or (a) in the absence of the ownership of at least     ***
of the voting stock of a corporation or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable. For purposes of this Agreement,
  ***    , which comprise Abbott's joint venture with     ***     , are not
Affiliates of Abbott.

     1.6 "Average Script Size" shall mean with respect to each Product, the number of Units of Product determined for a given Sales Year or Residual Year by dividing (i) total number of Units of such Product dispensed during such year by
(ii) the total number of prescriptions of such Product during such year, with
items (i) and (ii) being determined from     ***     .

     1.7 "Average Selling Price" shall mean, with respect to each Product, the price per Unit of Product determined for a given Sales Year or Residual Year by dividing the Net Sales of such Product for such year by the Net Units of such Product for such year.

     1.8 "Co-Promote" or "Co-Promotion" shall mean the joint activities of the Parties to Promote the Products under the Abbott Trademarks in the Territory.

     1.9   "Co-Promotion Budget" shall have the meaning set forth in
Section 4.3.

     1.10  "Co-Promotion Committee" shall have the meaning set forth in
Section 4.2.

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     1.11  "Co-Promotion Date" shall mean, with respect to each Product, the date on which the Parties begin to Co-Promote such Product.

     1.12  "     ***     " shall mean the     ***     designated by the Parties
for each Sales Year as the     ***     from Triangle and Abbott shall be
***     .  The     ***     shall be designated in writing by the Parties prior
to the start of each Sales Year.  For each Residual Year, the     ***     shall
be those     ***     comprising the     ***     for the     ***     Sales Year
of the Active Detailing Period.

     1.13  "Co-Promotion Plan" shall have the meaning set forth in Section 4.4.

     1.14  "Condition" shall have the meaning set forth in Section 2.1.

     1.15  "Confidential Information" shall have the meaning set forth in
Section 10.1.

     1.16 "Detail" shall mean a face-to-face sales presentation by a Sales Representative during which one or more of the Products is marketed and promoted to a licensed medical physician, but not a resident or intern or other health care professional, unless such individual has the authority to write prescriptions for the Products pursuant to state statutes. Attendance at meetings with managed care entities, conventions and participation in continuing education programs shall not constitute a Detail.

     1.17 "Detailing" shall mean the act of marketing and promoting the Products through Details.

     1.18  "Detailing Commission" shall have the meaning set forth in
Section 5.5.

     1.19  "Detailing Fee" shall have the meaning set forth in Section 5.4.

     1.20  "Dollars" means United States dollars.

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     1.21  "Effective Date" shall mean the date upon which this Agreement becomes effective upon the fulfillment of the conditions set forth in Section 13.5.

     1.22 "FDA" shall mean the U.S. Food and Drug Administration or any successor entity thereto.

     1.23  "FTC" shall mean:  (i) the     ***     with the chemical name:
   ***    ; (ii) any mixture of the     ***     described in Subsection 1.23(i)
and the (+) enantiomer with the chemical name:     ***     , in which the ratio
of such     ***     or greater than     ***     ; or (iii) any     ***     , and
    *** of any of the foregoing. FTC is exclusively licensed to Triangle by Emory University pursuant to a License Agreement dated April 17, 1996 as amended on May 6, 1999 (the "FTC License Agreement") for use as a pharmaceutical product in the prevention and treatment of HIV and HBV throughout the entire world.

     1.24  "Field of Use" shall mean the prevention and treatment of HIV.

     1.25  "HIV" shall mean the human immunodeficiency virus.

     1.26 "Incremental Market Share" shall mean, with respect to each Product during a given Sales Year or Residual Year, the positive difference, if any, determined by the following formula:



     ***                           ***
     ***         ***               ***
     ***                           ***

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     1.27  "Initial Product Market Share" shall mean, with respect to each
Product, the market share for such product for each Physician Group, as
determined by the Co-Promotion Committee using     ***     for the     ***
immediately preceding the first Sales Year for such Product. The Initial Product Market Share shall be redetermined by the Co-Promotion Committee whenever the Physician Groups are modified.

     1.28 "Launch" shall mean the date upon which the first commercial sale of ABT-378 (as evidenced by the invoice date for such sale) occurs in the Territory.

     1.29 "Legal Requirements" shall mean any and all federal, state and local laws, regulations, ordinances, orders and requirements applicable to the Parties and their Affiliates in performance of this Agreement, including without limitation, the Securities and Exchange Act of 1934, as amended, as well as such laws, regulations, ordinances, orders and requirements applicable to the sale, marketing promotion, detailing, and distribution of the Product, including without limitation, the following with the Territory: the Prescription Drug Marketing Act of 1987, the Federal Food, Drug and Cosmetic Act, and all regulations and other requirements of the FDA.

     1.30 "Losses" shall mean any liabilities, costs, damages, judgments, settlements and other reasonable out-of-pocket expenses (including legal expenses).

     1.31  "MKC-442" shall mean the product known as MKC-442, with the chemical
name     ***     thereof.  MKC-442 is exclusively licensed to Triangle by
Mitsubishi Chemical Corporation pursuant to a License Agreement dated June 17, 1997 (the "MKC-442 License Agreement") for use as a pharmaceutical product in the entire world, excluding Japan.

     1.32 "Net Units" shall mean, with respect to each Product, the total number of Units of Product which are sold by Abbott in the Territory to Third Parties during a given Sales Year or

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Residual Year less any returned, recalled, or any other such Product for which the customer has been credited the original sales price.

     1.33 "Norvir" shall mean the chemical compound known as ritonavir, which is sold by Abbott as a pharmaceutical product in the United States under the trademark Norvir-Registered Trademark- for the treatment of HIV.

     1.34 "Party" shall mean Abbott or Triangle, and "Parties" shall mean Abbott and Triangle.

     1.35 "Person" shall mean a natural person, a corporation, a partnership, a trust, a joint venture, any governmental authority, and any other entity or organization.

     1.36  "     ***     " shall mean the     ***     the     ***     .

     1.37 "Primary Details" shall mean a Detail in which the Product being Detailed is the product most emphasized, and usually the first product presented, during such Detail.

     1.38 "Product Approval" shall mean receipt of approval from the FDA to market a pharmaceutical product in the United States.

     1.39 "Product Market Share" shall mean, with respect to each Product for a given Sales Year or Residual Year, the percent amount determined in accordance with the following formula:

           ***                     ***                      ***
           ***                     ***                      ***
                                   ***


The Product Market Share shall be calculated separately for the Co-Promotion Physician Group and the Representative Physician Group.

     1.40 "Product Patent" shall mean: (a) any patents and patent applications owned by or licensed to Abbott which contain claims covering the manufacturing, use and sale of the Products

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or the Products; and (b) all substitutions, extensions, divisionals, continuations, continuations-in-part, renewals, supplementary protection certificates or foreign counterparts of such patents and patent applications identified in sub-part (a).

     1.41 "Product Technology" shall mean the technical information, data, inventions, discoveries, trade secrets, information, data, formulas, procedures, know-how and results which are owned by or otherwise licensed to (with the right to sublicense) Abbott during the Term which are useful for the development, registration, manufacture, use or sale of the Compounds or Products.

     1.42 "Products" shall mean the following pharmaceutical products within the Field of Use: (i) Norvir; and (ii) ABT-378 subject to the fulfillment of the Condition.

     1.43 "Promote" or "Promotion" shall mean the act of Detailing or otherwise advertising, marketing and promoting sales of the Products.

     1.44 "Promotional Materials" shall mean all electronic and computer managed information (including the Internet) and all written, printed or graphic materials, brochures, sales aids and other promotional items relating to a Product.

     1.45  "Reasonable Best Efforts" shall mean     ***     .  Each Party shall
be entitled to exercise prudent and justified business judgment in fulfilling its obligations to exercise its Reasonable Best Efforts under this Agreement.

     1.46  "Residual Commission" shall have the meaning set forth in Section
5.6.

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     1.47  "Residual Period" shall mean, with respect to each Product, the period beginning upon the expiration of the Active Detailing Period for such
Product and continuing until the     ***     of such date.

     1.48 "Residual Year" shall mean, with respect to each Product, a fiscal period of twelve (12) consecutive calendar months with the first Residual Year commencing on the first day of the Residual Period and the second Residual Year commencing on the first day after the end of the first Residual Year.

     1.49  "     ***     " shall mean     ***     designated by the Parties for
each Sales Year as satisfying the following criteria:  (i) they are     ***    ;
and (ii) they have     ***     as measured by     ***     .  The     ***
shall be designated in writing by the Parties prior to the start of each Sales
Year.  For each Residual Year, the     ***     for the last Sales Year of the
Active Detailing Period.

     1.50 "Sales Quarter" shall mean, with respect to each Product, a fiscal period of three (3) consecutive calendar months starting on the first day of the first, fourth, seventh and tenth month of each Sales Year.

     1.51 "Sales Representative" shall mean, with respect to each Party, an individual: (i) who is regularly employed by such Party on a full-time or
part-time basis as a member of one of its sales forces     ***     , with the
consent of the other Party is retained on a contractual basis to act as part of its sales force; and (ii) who is appropriately

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qualified and experienced in pharmaceutical product promotion to make effective sales presentations for the Products.

     1.52 "Sales Year" shall mean, with respect to each Product, a fiscal period of twelve (12) consecutive calendar months, with the first Sales Year commencing on the first day of the calendar month in which the Co-Promotion Date for each Product occurs, and each successive Sales Year commencing on the first day after the end of the previous Sales Year.

     1.53 "Sample Pack" shall mean a packaged and labeled container of Product for distribution to Third Parties as samples.

     1.54 "Secondary Detail" shall mean a Detail in which the Product being Detailed is not the most emphasized product, and is not the first Product presented, during such Detail.

     1.55  "Term" shall have the meaning set forth in Section 13.1.

     1.56  "Territory" shall mean the United States of America,     ***     .

     1.57  "Third Party" shall mean any Person that is not a Party.

     1.58 "Total Product Rx Market" shall mean, with respect to each Product during a given Sales Year or Residual Year, the total number of prescriptions of such Product during such year which are written by each Physician Group as
reported in     ***     .  The Total Product Market shall be calculated
separately for the Co-Promotion Physician Group and the Representative Physician Group.

     1.59 "Total Protease Inhibitor Rx Market" shall mean the total number of protease inhibitor prescriptions for each given Sales Year or Residual Year
which are written by each Physician Group as reported in     ***     .  The
Total Protease Inhibitor Market shall be

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calculated separately for the Co-Promotion Physician Group and the
Representative Physician Group.

     1.60 "Triangle-Abbott Alliance Agreements" shall mean this Agreement and the following agreements between the Parties of even date herewith: (i) the Collaboration Agreement; (ii) the Stock Purchase Agreement; and (iii) the Stockholder Rights Agreement. Upon its execution and delivery, the Supply Agreement shall also be considered one of the Triangle-Abbott Alliance Agreements.

     1.61 "Unit" shall mean the unit dosage form of such Product (i.e., a tablet or a capsule or a milliliter of liquid).

     1.62 "Valid Claim" shall mean (a) an issued claim of any unexpired patent including among the Product Patents, or (b) a pending claim of any pending patent application included among the Product Patents, which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise or which has not been lost through an interference proceeding.

                                      ARTICLE 2

                                     CO-PROMOTION

     2.1   CO-PROMOTION.  Subject to the terms and conditions of this
Agreement, Abbott hereby grants to Triangle, and Triangle hereby accepts, the exclusive right to Co-Promote Norvir in the Territory jointly with Abbott during the Active Detailing Period. Upon the Product Approval of ABT-378 in the Territory, Abbott shall grant to Triangle, and Triangle hereby accepts, the exclusive right to Co-Promote ABT-378 in the Territory jointly with Abbott
during the Active Detailing Period; provided, however, that such right is    ***

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   ***     (i)     ***     or (ii)     ***     shall not appoint any Third Party
to act on its behalf with respect to the Co-Promotion of the Products in the Territory.

     2.2 LICENSE. Abbott hereby grants Triangle a license in the Territory to utilize the Product Patents and Product Technology owned by or licensed to Abbott solely for the purpose of fulfilling Triangle's duties and obligations under this Agreement.

                                      ARTICLE 3

                  CLINICAL DEVELOPMENT, PRODUCT APPROVAL AND LAUNCH

     3.1 CLINICAL DEVELOPMENT. Abbott shall exercise its Reasonable Best Efforts to pursue and shall bear the full cost and expense of the clinical development of the ABT-378, including performing all clinical studies and trials and generating all safety and toxicology data required to pursue Product Approval of the Products in the Territory. Abbott shall keep Triangle generally apprised with respect to the status of its clinical development activities. Abbott shall control all decisions regarding such clinical development activities.

     3.2 PRODUCT APPROVAL. Within the Territory, Abbott shall exercise its Reasonable Best Efforts to maintain Product Approval of Norvir and to file, obtain and maintain Product Approval of ABT-378, and shall bear the full cost and expense thereof Abbott shall keep Triangle generally apprised with respect to its regulatory activities in the Territory. Abbott shall control all decisions regarding its regulatory activities in the United States.

     3.3  LAUNCH.  Abbott shall use its Reasonable Best Efforts to Launch
ABT-378 in the Territory within     ***     from the date of Product Approval in
the United States.

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     3.4  EXCUSED PERFORMANCE.  The Parties acknowledge and understand that the development, registration and marketing of the Products, as with any pharmaceutical product, is subject to certain inherent risks including that
(a) the Products will be ineffective, toxic, or will not receive Product Approval; (b) the Products will be too expensive to manufacture or market or will not achieve broad market acceptance; (c) Third Parties will hold proprietary rights that will preclude the marketing and sale of the Product; or
(d) Third Parties will market equivalent or superior products. Neither Party makes any representation or warranty that the Products: (i) will be successfully developed; (ii) will receive all necessary Product Approvals;
(iii) will be Launched; or (iv) will be commercially successful. The respective obligations of the Parties under this Article and Article 4 with respect to any Product, are expressly conditioned upon the safety, efficacy and commercial feasibility of such Product, and a Party's obligation hereunder shall be delayed or suspended for so long as any condition or event exists which reasonably causes a Party to question the safety, efficacy or commercial feasibility of either Product. Each Party shall promptly notify the other Party in the event any issue arises as to the safety, efficacy, commercial feasibility, or adverse business or financial conditions with respect to either Product.

     3.5     ***    .  The Parties shall discuss in good faith the    ***    of
any     ***     with one or more other     ***     .  In the event the Parties
cannot reach agreement on the     ***     , the Parties agree to negotiate in
good faith an amendment to this Agreement to take into account any anticipated
impact on the     ***     as a result of the exclusion of such     ***     .

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                                      ARTICLE 4

                              CO-PROMOTION AND PROMOTION

     4.1 MARKETING EFFORT. Abbott and Triangle shall use their Reasonable Best Efforts to Co-Promote the Products in the Territory. The Co-Promotion Date for
Norvir shall be within     ***     from the date that Triangle notifies Abbott
that it intends to begin Co-Promoting Norvir; provided, however, in no event
shall the Co-Promotion Date be later than     ***     .  The Co-Promotion Date
for ABT-378 shall be     ***     provided that the Condition has been satisfied
by such date.  If the Condition is satisfied after     ***     ABT-378, the
Co-Promotion Date shall be within     ***     after the Condition has been
satisfied. Abbott shall be the lead Party for implementation of, and shall make tactical decisions with regard to, Co-Promotion of the Products in the Territory.

     4.2  CO-PROMOTION COMMITTEE.

          (a) Abbott and Triangle shall work together to Co-Promote the Products in the Territory and shall present their views on the Co-Promotion of each Product through a committee (the "Co-Promotion Committee") which shall oversee and direct the Co-Promotion of the Products in the Territory. The Co-Promotion Committee shall review and approve strategies for the advertisement, marketing, Detailing and promotion of the Products and Undertake the activities necessary to implement those strategies through a Co-Promotion Plan and Promotional Materials (including by coordinating the Parties' Detailing messages and methodologies, physician and call programs and efforts).

          (b)  The Co-Promotion Committee, consisting of a total of not more
     than     ***     , shall include an equal number of representatives from
     Abbott and Triangle and shall be permanently chaired by an Abbott representative. Each Party shall

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     have the right, at any time, to designate by written notice to the other
     Party, a replacement for any of such Party's members on the Co-Promotion Committee, including the chairperson.

          (c) The Co-Promotion Committee shall endeavor to work by consensus. Where consensus cannot be reached, Abbott shall be responsible for making all decisions of the Co-Promotion Committee; provided, however, that except for the location of the Triangle Sales Representatives which shall be solely determined by Triangle and except for the selection of the Physician Groups, which shall be mutually agreed upon by the Parties.

          (d) In addition to the members of the Co-Promotion Committee, it is understood that from time to time additional personnel having specialized experience and training shall be requested to assist the Co-Promotion Committee, including finance, legal, and regulatory affairs. Such additional personnel may be added to a Co-Promotion Committee Meeting by invitation of the chairperson;

          (e)  The Co-Promotion Committee shall meet as necessary, but such
     committee shall meet     ***     .  The site for such meetings shall
     alternate between Durham, North Carolina, and Abbott Park, Illinois, or such other location agreed to by the Parties. Meetings may take place by telephonic or video conference. The chairperson shall send to the members of the Co-Promotion Committee a notice of and agenda for each meeting
     ***     prior to the date of such meeting.

          (f)   ***     after such meeting, the chairperson shall prepare and
     distribute, via facsimile to all members of the Co-Promotion Committee,
     draft action steps and decisions of the meeting.     ***    of the date on
     which the draft action steps and decisions were distributed, the members shall either note

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     their approval or provide revisions to the draft.  Not more than five (5)
     business days after the receipt of all approvals or proposed revisions to the draft, the chairperson shall issue the final action steps and decisions of the Co-Promotion Committee.

          (g) Each Party shall bear its own costs, including travel costs, for its personnel serving on the Co-Promotion Committee or attending any meeting of the Co-Promotion Committee.

     4.3 CO-PROMOTION BUDGET. Abbott shall manage and control, and shall bear the full cost and expense of, all elements of the budget for the Co-Promotion of the Products (the "Co-Promotion Budget"), including an amount of Discretionary
Funds of     ***     Dollars ($  ***  ) per Sales Year and    ***    .  The
Co-Promotion Budget shall not cover the compensation or operating cost of the Triangle Sales Representatives (including base salary, incentives and benefits), the costs of training the Triangle Sales Representatives; provided, however, that the foregoing shall not limit Abbott's obligation to make the payments required by Article 5.

     4.4 CO-PROMOTION PLAN. The Co-Promotion Committee shall develop and oversee the implementation of an annual plan (the "Co-Promotion Plan") for the Co-Promotion of the Products in the Territory; provided that Abbott shall be responsible for making all final decisions relating to the implementation of the Co-Promotion Plan, and further provided that unless expressly agreed otherwise by the Parties, the Abbott Sales Representatives and the Triangle Sales Representatives shall be treated in a like and equal manner such that: (i) ***
well as the    ***    ; and (ii)    ***

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   ***    .  In preparing the Co-Promotion Plan, the Co-Promotion Committee shall use its Reasonable Best Efforts to coordinate its activities with the U.S. Marketing Board (as defined in the Collaboration Agreement) with respect to its preparation of the U.S. Co-Promotion Plan (as defined in the Collaboration Agreement).

     4.5 SALES REPRESENTATIVES. Each Party shall be responsible for staffing, selling skills training, supervising, and compensating (including incentives) its own Sales Representatives. With respect to training, Abbott shall make available to Triangle, at no charge, the same kinds and amounts of Product-specific training materials that it provides for its own Sales Representatives. Both Parties shall re-train their personnel in the promotion of the Products from time to time as set forth in the Co-Promotion Plan. Each
Party shall reward its Sales Representatives (    ***    ) for promoting the
Products through an incentive-based compensation system.  For Abbott such system
shall be     ***    .  For Triangle, its system shall be     ***    .  Each
Party shall have full control over, and shall bear the full cost of, the salary, incentives, benefits and other employment matters related to its Sales
Representatives.  Triangle shall not have more than     ***     Detailing the
Products.

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     4.6  CO-PROMOTION EFFORT.  Each Party shall use its Reasonable Best Efforts to perform those tasks and responsibilities assigned to such Party in the Co-Promotion Plan, and each Party shall use its Reasonable Best Efforts to support the Co-Promotion of the Products in the Territory. Each Party may perform Details throughout the Territory. The Co-Promotion Committee shall coordinate the Parties' Detailing activities so as to eliminate unnecessary duplication. In connection with the Co-Promotion of the Products in the Territory, both Parties shall participate in conventions, and continuing educational programs for health care professionals and the effort of the Parties in this regard shall be coordinated by the Co-Promotion Committee.

     4.7 SAMPLING. As part of the Co-Promotion of the Products in the Territory, each Party may distribute Sample Packs free of charge to health care professionals on an ongoing basis in accordance with the sampling program as outlined in by the Co-Promotion Plan and all Legal Requirements. Each Party shall maintain all records required pursuant to the Prescription Drug Marketing Act of 1987, including maintenance of written requests and delivery receipts for any Sample Packs delivered to its sales force for so long as required by such Act. Triangle shall promptly report to Abbott any thefts of Sample Packs or any losses of Sample Packs. Abbott shall be responsible for and shall bear the full cost of providing to both sales forces the quantities of Sample Packs set forth in the Co-Promotion Plan.

     4.8 PROMOTIONAL MATERIALS. Abbott shall prepare and provide the quantity and types of Promotional Material set forth in the Co-Promotion Plan. The Parties shall disseminate in the Territory only those promotional and advertising materials which have been approved for use by the Co-Promotion Committee. All such materials shall be consistent with the Co-Promotion Plan approved by the Co-Promotion Committee. Triangle shall not be required to use Promotional

Materials which are prohibited under applicable FDA regulations. Abbott and Triangle shall use the same Promotional Materials in connection with the Co-Promotion of the Products.

     4.9 PROGRAMS. In addition to the Co-Promotion activities covered under this Agreement, Abbott may establish and operate an indigent program for distribution of Products and/or Sample Packs to needy individuals and/or the physicians and other providers serving such needy individuals and an expanded access program.

     4.10 PRICING. *** all prices and pricing strategies relating to the Products in the Territory.

     4.11 COMPLIANCE WITH LAW. Each Party shall cause its sales force, and all other employees and approved agents and representatives, to comply with all applicable laws, regulations and guidelines in connection with the Co-Promotion of the Products in the Territory, including, without limitation, the Prescription Drug Marketing Act and the Federal Anti-Kickback Statute. Each Party shall cause its sales force, in the course of its Co-Promotion of the Products, to (i) limit its claims of efficacy and safety for Products to those which are consistent with the Co-Promotion Committee's then approved product circular for the Products or as otherwise approved by the Co-Promotion Committee consistent with Legal Requirements; (ii) not delete or modify claims of efficacy and safety in the Co-Promotion of Products so that they are different in any way from those which are contained in the Co-Promotion Committee's then approved product circular for the Products, or make any changes in promotional materials and literature provided by the Co-Promotion Committee; and (iii) not knowingly or recklessly do anything which will jeopardize the goodwill or reputation of the Products or the other Party. In addition, each Party shall exercise its Reasonable Best Efforts to conduct the Co-Promotion of the Products in adherence to the American Medical Association Gifts to Physicians From Industry Guidelines.

*** Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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                                        - 20 -


                                      ARTICLE 5

                               REPORTS AND COMMISSIONS

     5.1   REPORTS BY TRIANGLE.  Within     ***     after the end of each Sales
Quarter after the Parties begin Co-Promoting Norvir in the Territory, Triangle shall deliver to Abbott a true and accurate written report showing for such Sales Quarter a report in electronic format showing the number of Details performed by Triangle in the Territory by Triangle product Detail codes, and by Physician (including the Physician name and address, AMA Educational Number and AMA specialty) during such Sales Quarter and such Sales Year to date, the date of such presentation and a flag indicating whether such presentation was a Primary Detail or a Secondary Detail.

     5.2  REPORTS BY ABBOTT.  Within     ***     after the end of each Sales
Quarter, Abbott shall deliver to Triangle a true and accurate written report showing the Detailing Fee due to Triangle for such Sales Quarter. Within
     *** after the end of each Sales Year and each Residual Year, Abbott shall deliver to Triangle a true and accurate written report showing for such Sales Year or Residual Year:

          (a)  ***

          (b)  ***

          (c)  ***

          (d)  ***

          (e)  ***

          (f)  ***

          (g)  ***

          (h)  ***

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

Any Detailing Fee and any portion of the Detailing Payment that exceeds the Detailing Fees paid to Triangle for such Sales Year shall be paid to Triangle at the time that the report for such payment is due.

     5.3 CERTIFICATIONS. The Chief Financial Officer and/or Treasurer of Triangle shall certify in writing the correctness and completeness of each report submitted by Triangle pursuant to Section 5.1. The Divisional Vice President, Controller for the Pharmaceutical Products Division of Abbott shall certify in writing the correctness and completeness of each report submitted by Abbott pursuant to Section 5.2.

     5.4  DETAILING FEE.  Abbott shall pay Triangle an amount equal to:  (i)
***    ($ *** ) or each Primary Detail conducted by Triangle during the Active
Detailing Period; and (ii)    ***    ($ *** ) for each Secondary Detail
conducted by Triangle during the Active Detail Period (the "Detailing Fee"); provided, however, in no event shall the Detailing Fee paid for each Product
during any Sales Quarter during the Active Detailing Period exceed (i)    ***
Dollars ($ *** ) if Triangle has    ***    or more Sales Representatives
Detailing the Products or (ii)    ***    Dollars ($ *** ) if Triangle has less
than     ***     Sales Representatives Detailing the Products.

     5.5 DETAILING COMMISSION. At the end of each Sales Year during the Active Detailing Period, Abbott shall pay a detailing commission (the "Detailing Commission") to Triangle for each Product determined as follows:

*** Portions of this page have been omitted pursuant to a request for
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

     ***                 ***                 ***                 ***
     ***                 ***                 ***                 ***
     ***                 ***                 ***                 ***
     ***                                                         ***
     ***

It being understood by the Parties that if the Incremental Market Share for a Product during any Sales Year is not a positive number then no Detailing Commission shall be due and payable to Triangle with respect to such Product and such Sales Year.

     5.6   DETAILING PAYMENT.  The Detailing Payment for each Sales Year for
each Product shall be the     ***     (i) the     ***    (ii)     ***     .

     5.7 RESIDUAL COMMISSION. At the end of each Residual Year during the Residual Period, Abbott shall pay a residual commission (the "Residual Commission") to Triangle for each Product determined as follows:

     ***                 ***                 ***                 ***
     ***                 ***                 ***                 ***
     ***                 ***                 ***                 ***
     ***                                                         ***
     ***

It being understood by the Parties that if the Incremental Market Share for any Product during any Residual Year is not a positive number, then no Residual Commission shall be due and payable to Triangle with respect to such Product for such Residual Year; provided, however, that the Residual Commission shall never
 ***    , if any, for the last Sales Year in the Active Detailing Period for such Product.

     5.8 EXAMPLES. Exhibit 5.8 sets forth various examples of the calculations of the Detailing Payment required by this Article 5.

*** Portions of this page have been omitted pursuant to a request for
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

The Residual Commission shall never    ***    , if any, for the last Sales Year
in the Active Detailing Period for such Product.

     5.8 EXAMPLES. Exhibit 5.8 sets forth various examples of the calculations of the Detailing Payment required by this Article 5.

                                      ARTICLE 6

                                  METHOD OF PAYMENTS

     6.1 PAYMENT PROCEDURE. All payments due under this Agreement shall be paid in Dollars by wire transfer or by such other means agreed upon by the Parties, in each case at the expense of the payor, for value no later than the due date thereof (with twenty four [24] hours advance notice of each wire transfer) to the following bank accounts or such other bank accounts as the payee shall designate in writing within a reasonable period of time prior to such due date:

           If to Abbott:

           Account Name:      Abbott Laboratories
           Account Number:         ***
           Bank:                   ***
                                   ***

           ABA Number:             ***



           If to Triangle:

           Account Name:      Triangle Pharmaceuticals, Inc.
           Account Number:         ***
           Bank:                   ***
           Reference:              ***
           ABA Number:             ***


     6.2 INTEREST CHARGE. Without limiting either Party's rights to pursue any other remedies at law or in equity, if any Party underpays or otherwise fails to pay any payment required

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
under this Agreement within   ***  of the due date thereof, then such other
Party shall pay     ***     .

     6.3 TAXES. Where any sum due to be paid to either Party hereunder is subject to any withholding or similar tax, the Parties shall use their best efforts to do all such acts and things and to sign all such documents as will enable them to take advantage of any applicable double taxation agreement or treaty. In the event there is no applicable double taxation agreement or treaty, or if an applicable double taxation agreement or treaty reduces but does not eliminate such withholding or similar tax, the payor shall pay such withholding or similar tax to the appropriate government authority, deduct the amount paid from the amount due the payee and secure and send to the payor the best available evidence of such payment.

     6.4 BOOKS AND RECORDS. Each Party shall keep full, true and accurate books of account and records containing all particulars and reasonable supporting documentation as may be necessary for the purpose of (i) determining the payments required by Article 6 and such Party's compliance in other respects with its obligations under this Agreement, including the number and types of Details performed by each Party in the Territory. All such books of account, records and supporting documentation shall be located at the principal place of business of each Party and shall be open for inspection at a time mutually acceptable to the Parties, during normal business hours no more frequently than
***    following the end of each calendar year to which they apply by any independent certified public accountant retained by the other Party (reasonably acceptable to the Party to be audited) on behalf of such other Party for the purpose of verifying the audited Party's reports and/or compliance in other respects with obligations under this Agreement. If such audit discloses an underpayment or overpayment, the

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
audited Party shall promptly pay to the other Party the amount of such underpayment or refund the amount of any overpayment, as the case may be, as well as its reasonable cost of such audit after the receipt of a bill or invoice
for such audit provided that the amount of the underpayment is     ***     or
more of the amount actually due.

     6.5 THIRD PARTY INFRINGEMENT. If Abbott or Triangle become aware of any activity that such Party believes infringes a Valid Claim of a Product Patent, such Party shall promptly notify the other Party of all relevant facts and
circumstances pertaining to the potential infringement.    ***    to enforce any
rights within the Product Patents against such infringement, at    ***    ,
shall reasonably cooperate    ***    in such effort, including being joined as a
party to such action if necessary.  Any damage award or settlement in excess of
the cost and expense of prosecuting such infringement action shall be     ***
in which such infringement existed.

                                      ARTICLE 7

                 ADVERSE EVENTS, RECALLS AND OTHER REGULATORY MATTERS

     7.1 ADVERSE REACTION REPORTING. Triangle shall keep Abbott informed of information in or coming into its possession or control concerning side effects, injury, toxicity or sensitivity reaction and incidents of severity thereof associated with commercial and clinical uses, studies, investigations or tests of each Product in the Territory, whether or not determined to be attributable to the Product. Abbott shall be responsible for filing with the FDA, as required, any adverse reaction report it receives.

     7.2 PRODUCT INFORMATION REQUESTS. Information concerning any complaints, medical inquiries and/or drug information requests from consumers, physicians or other Third Parties

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
received by Triangle regarding a Product in the Territory shall be forwarded to
Abbott's Pharmacovigilence Department within    ***    of Triangle's receipt of
the request. Abbott's Pharmacovigilence Department shall respond to such complaints, inquiries and requests, if necessary, in accordance with such Department's usual and customary procedures. Abbott shall supply Triangle, for Triangle's information purposes only, with copies of its standard response information for the Products as well as any updates thereto.

     7.3 GOVERNMENT REPORTS. Abbott shall be responsible for filing with the FDA any adverse reaction reports that it receives directly from Third Parties and from Triangle in the Territory.

     7.4 PRODUCT RECALL. In the event that either Party determines that an event, incident or circumstance has occurred which may result in the need for a recall or other removal of any Product, or any lot or lots thereof, from the market, such Party shall advise the other and the Parties shall consult with respect thereto. Abbott shall have the sole authority to decide whether a recall or other removal of such Product shall be made in the Territory. Except as provided below, if a Product (or any lot or lots thereof) is recalled or otherwise removed from the market, Abbott shall bear all costs and expenses of such recall or removal, including, without limitation, expenses and other costs or obligations to Third Parties, the cost and expense of notifying customers and the costs and expenses associated with shipment of the recalled Product and the cost and expense of destroying the Product removed from the market, if necessary. Any such recall or removal costs, expenses or obligations shall be borne by Triangle only to the extent that the recall or removal results from
Triangle's:  (i) improper sampling practices or mishandling of Sample Packs;
(ii) Co-Promotion of the Product in a manner inconsistent with the Product's labeling; or (iii) violation of this Agreement. In the event of a recall, each Party shall promptly meet and

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
discuss in good faith whether the Parties' Detailing obligations should be reduced or redirected to another Product.

     7.5   PROCEDURES.    ***    after the Effective Date, representatives of
each Party shall meet to establish procedures to accomplish the obligations set forth in Sections 7.1, 7.2, 7.3, 7.4 and 7.6.

     7.6 GOVERNMENTAL CONTACT REPORTING. Triangle shall promptly notify Abbott upon being contacted by the FDA or any other federal, state or local governmental agency in the Territory for any regulatory purpose pertaining to this Agreement or to the Products. Triangle shall not respond to the FDA or such governmental agency before consulting with Abbott, unless under the circumstances pursuant to which FDA or such other federal, state or local governmental agency contacts Triangle, it is not practical or lawful for Triangle to give Abbott advance notice, in which event Triangle shall inform Abbott of such contact as soon as practical and lawful. In addition, each Party shall keep the other Party advised with respect to information concerning the safety or efficacy of the Products. On Triangle's written request with respect to any Product, Abbott shall supply detailed information regarding such safety, efficacy and medical information issues, including, if requested, copies of safety reports filed with the FDA or any other governmental agency.

                                      ARTICLE 8

                            REPRESENTATIONS AND WARRANTIES

     8.1 ABBOTT REPRESENTATIONS AND WARRANTIES. Abbott hereby represents and warrants to Triangle as follows:

          (a) Abbott is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, with all requisite corporate power

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
     and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted;

          (b) Abbott has all requisite corporate right, power and authority to enter into this and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Abbott of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its behalf This Agreement constitutes a legal, valid and binding obligation of Abbott, enforceable against Abbott in accordance with the terms hereof;

          (c) subject to compliance with the HSR Act and such filings as may be required pursuant to federal and state securities laws, the execution, delivery and performance by Abbott of this Agreement and Abbott's compliance with the terms and provisions hereof will not result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation pursuant to, or a loss of benefits under, any provision of Abbott's Articles of Incorporation or By-laws, or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Abbott, its properties or assets;

          (d) no consent, approval or authorization of, or designation, declaration or filing with any governmental authority is required in connection with the valid execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except the filing of such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the expiration or termination of any waiting periods thereunder and such filings, as may be required to be made with the SEC, any national securities exchange and any state securities commission; and

     (e) (i) to the best of Abbott's knowledge and information, there are no patents, trademarks, licenses, sublicenses or other proprietary rights which are valid and which would be infringed by making, having made, using, selling, offering for sale or importing Products in the Territory in accordance with the terms of this Agreement;

           (ii) at no time prior to the termination of the last to terminate of this Agreement shall Abbott enter into any transaction providing for debt financing which would: (A) result in the imposition of a lien, license, security interest or other encumbrance upon or transfer of any of the Product Patents or the Product Technology; or (B) prohibit or materially impair Abbott from fulfilling its obligations under this Agreement; and

           (iii) Abbott is not, and as a result of the execution and delivery of this Agreement or the performance by Abbott hereunder, and Abbott will not be in violation of or lose any rights to any Product Patents or Product Technology (including, without limitation, pursuant to any license, sublicense or other agreement to which Abbott is a party or is otherwise bound);

          (f) Abbott is not aware of any material facts which it has not disclosed to Triangle regarding the manufacture, use or sale of any Product or the practice of any inventions included in the Product Patents or the use of the Product Technology by Triangle, including without limitation any material facts regarding the possibility that such manufacture, use, sale or practice might infringe any Third Party's know-how, patent rights or other intellectual property in the Territory;

          (g) Abbott is aware of no Third Party using or infringing all or any of the Product Patents in derogation of the rights granted pursuant to this Agreement;

          (h) Abbott is aware of no Third Party claim to any rights in the Product Patents or the Product Technology with respect to the Product; and

          (i) Abbott is aware of no pending interference or opposition proceeding or litigation or any communication which threatens an interference or opposition proceeding or litigation before any patent and trademark office, court, or any other governmental entity or court in any jurisdiction in regard to the Product Patents; and

     8.2 TRIANGLE REPRESENTATIONS AND WARRANTIES. Triangle hereby represents and warrants to Abbott as follows:

          (a) Triangle is a corporation duly organized and validly existing in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted;

          (b) Triangle has all requisite corporate right, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Triangle of the transactions contemplated hereby have been duly authorized by all necessary corporate action on its behalf. This Agreement constitutes a legal, valid and binding obligation of Triangle, enforceable against Triangle in accordance with the terms hereof;

          (c) subject to compliance with the HSR Act and such filings as may be required pursuant to federal and state securities laws, the execution, delivery and performance by Triangle of this Agreement and Triangle's compliance with the terms and provisions hereof will not result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation pursuant to, or a loss of benefits under, any provision of Triangle's Certificate of Incorporation or By-laws, or any mortgage, indenture, lease or other agreement or instrument, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Triangle, its properties or assets; and

          (d) no consent, approval or authorization of, or designation, declaration or filing with any governmental authority is required in connection with the valid execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby except the filing of such forms with the United States Department of Justice and the Federal Trade Commission as shall be required by the HSR Act and the expiration or termination of any waiting periods thereunder and such filings, as may be required to be made with the SEC, the NASD, any national securities exchange and any state securities commission.

     8.3 NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, EACH PARTY MAKES NO OTHER WARRANTIES OR REPRESENTATIONS, INCLUDING FITNESS FOR PURPOSE INTENDED OR MERCHANTABILITY, WHETHER EXPRESS OR IMPLIED.

                                      ARTICLE 9

                               LIMITATION ON LIABILITY

EXCEPT AS OTHERWISE PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL LOSSES ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED HOWEVER, THIS LIMITATION SHALL NOT APPLY TO LOSSES ARISING FROM THIRD PARTY CLAIMS FOR WHICH A PARTY IS INDEMNIFIED UNDER THE TERMS OF THIS AGREEMENT.

                                      ARTICLE 10

                          CONFIDENTIALITY AND NONDISCLOSURE

     10.1 CONFIDENTIALITY OBLIGATION. Each of Abbott and Triangle (the "Receiving Party") shall keep strictly confidential any information disclosed in writing, orally, visually or in any other manner by the other Party
(the "Disclosing Party") or otherwise made available to the Receiving Party which the Disclosing Party considers to be and treats as proprietary or confidential ("Confidential Information"). Without limiting the generality of the foregoing, all proprietary information concerning the Disclosing Party's business, operations, suppliers, products, product manufacture, sale, marketing or distribution, trade secrets and intellectual property shall be considered Confidential Information. Any data or other information relating to or resulting from the clinical trials of the Products shall be deemed to be Confidential Information of Abbott. The Disclosing Party shall use commercially reasonable efforts to designate any written Confidential Information disclosed to the other Party as Confidential Information by prominently marking it "confidential," "proprietary" or the like. "Confidential Information" shall not include information:

          (a) which is or becomes generally available to the public other than as a result of disclosure thereof by the Receiving Party;

          (b) which is lawfully received by the Receiving Party on a nonconfidential basis from a Third Party that is not itself under any obligation of confidentiality or nondisclosure to the Disclosing Party or any other Person with respect to such information;

          (c) which by written evidence can be shown by the Receiving Party to have been independently developed by or for the Receiving Party; or

          (d) which the Receiving Party establishes by competent proof was in its possession at the time of disclosure by the other Party and was not acquired, directly or indirectly from the other Party.

     10.2 NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Receiving Party shall use Confidential Information solely for the purposes of this Agreement and shall not disclose or disseminate any Confidential Information to any Third Party at any time without the Disclosing Party's prior written consent, except for disclosure to those of its directors, officers, employees, accountants, attorneys, advisers and agents whose duties reasonably require them to have access to such Confidential Information, provided that such directors, officers, employees, accountants, attorneys, advisers, agents are required to use the Confidential Information solely for purposes of this Agreement and maintain the confidentiality of such Confidential Information to the same extent as if they were Parties hereto.

     10.3 EXCEPTION. The foregoing confidentiality and nondisclosure obligations shall not apply to information which is required to be disclosed by law or by regulation; provided, that (i) the Receiving Party gives the Disclosing Party reasonable notice of the disclosure; (ii) the Receiving Party uses reasonable efforts to resist disclosing the Confidential Information;
(iii) the Receiving Party cooperates with the Disclosing Party on request to obtain a protective order or otherwise limit the disclosure; and (iv) as soon as reasonably possible, the Receiving Party shall provide a letter from its counsel to the Disclosing Party confirming that the Confidential Information is, in fact, required to be disclosed.

     10.4 INJUNCTIVE RELIEF. The Parties acknowledge that either Party's breach of this Article 10 may cause the other Party irreparable injury for which it would not have an adequate remedy at law. In the event of a breach, the non-breaching Party shall be entitled to injunctive relief in addition to any other remedies it may have at law or in equity.

     10.5 SCIENTIFIC AND OTHER PUBLICATIONS. Notwithstanding anything herein to the contrary, it is the understanding of each Party that scientific, scholarly and other related publications or presentations concerning the development of the Compounds and the Products, including their pre-clinical and clinical development, shall emanate solely from Abbott and the trials and studies sponsored by Abbott and that, as against Triangle, Abbott shall have full control over the preparation, review and approval of such publications and presentations, which publications and presentations shall not be restricted hereunder; provided that, with respect to any studies done with Abbott Products which include Triangle products, any resulting publication or presentation of data therefrom shall be jointly reviewed and approved by Triangle and Abbott.

     10.6  SURVIVAL.  The confidentiality and nondisclosure obligations of this
Article 10 shall survive the expiration or termination of this Agreement and
remain in effect for a period of    ***    following the expiration or
termination of this Agreement.

                                      ARTICLE 11

                                INTELLECTUAL PROPERTY

     11.1 ABBOTT TRADEMARKS. Abbott shall be solely responsible, and shall bear the full cost and expense, for the selection, filing, registering and maintaining of the trademark for each Product in the Territory (the "Abbott Trademarks"). Abbott shall keep Triangle generally

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
apprised with respect to its trademark activities, and Abbott shall control all final decisions regarding its trademark activities.

     11.2 GRANT TO TRIANGLE. Abbott hereby grants to Triangle a nonexclusive limited license to use Abbott's name and logo and the Abbott Trademarks solely for the purpose of promoting distributing and selling each Product in the Territory in accordance with the terms and conditions of this Agreement. Abbott shall promote the Products in the Territory only under the Abbott Trademarks.

     11.3 USE OF TRADE NAMES AND TRADEMARKS. Triangle recognizes that the name and logo of Abbott and the Abbott Trademarks represents a valuable asset of Abbott and that substantial recognition and goodwill are associated with Abbott's name and logo and the Abbott Trademarks. Triangle hereby agrees that, without prior written authorization of Abbott, it shall not use the name and logo of Abbott or the Abbott Trademarks for any purpose other than the promotion, distribution and sale of the Products solely to the extent required to fulfill its obligations under this Agreement. In addition, Triangle shall only use the Abbott name and logo and the Abbott Trademarks in the form, manner and logotype approved in writing by Abbott. Except for the limited licenses granted in Section 11.2, nothing in this Agreement shall be construed as an assignment by Abbott to Triangle of any right, title or interest in or to the Abbott name or logo or the Abbott Trademarks; it being understood that all right, title and interest (including the goodwill associated therewith) in and to the Abbott name and logo and the Abbott Trademarks is expressly reserved by Abbott.

     11.4 QUALITY MAINTENANCE. Triangle agrees to cooperate with Abbott in facilitating Abbott's quality assurance responsibilities by permitting reasonable inspection of Triangle's operations as they pertain to the Abbott Trademarks and supplying Abbott with specimens of use of such trademarks upon reasonable request, but in any case no more often than
***    calendar year.

     11.5  INJUNCTIVE RELIEF.  Triangle acknowledges that a violation of this
Article 11 would cause irreparable harm to Abbott for which no adequate remedy at law exists, and Triangle therefore agrees that, in addition to any other remedies available, and notwithstanding any other provision in this Agreement, Abbott shall be entitled to injunctive relief to enforce the terms of this
Article 11. If Abbott prevails in any such action, it shall be entitled to recover all costs and expenses, including reasonable attorney's fees incurred because of any legal action arising in relation to this Article 11.

     11.5 NOTIFICATION OF INFRINGEMENT AND ENFORCEMENT. Each Party shall notify Abbott of any infringement or misuse of Abbott's Trademarks of which such Party becomes aware. Abbott shall be solely responsible to prosecute any infringement of the Abbott Trademarks. Any damage award or settlement, in excess of Abbott's cost and expenses of enforcement, shall be added to Abbott Net Sales for such Sales Year.

                                      ARTICLE 12

                                   INDEMNIFICATION

     12.1  INDEMNIFICATION.

          (a) INDEMNIFICATION BY ABBOTT. Except as may be otherwise provided herein, Abbott shall defend, indemnify and hold Triangle, all of its directors, officers and employees, and Triangle Sales Representatives (collectively the "Triangle Indemnitees") harmless from and against all Losses incurred in connection with any Third Party suits, claims or causes of action arising out of or resulting from:

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                                        - 37 -


          (i) Abbott's breach of any representation, warranty, covenant, or other obligation provided for in this Agreement;

          (ii) An infringement claim arising from Triangle's use of the Abbott name or logo or the Abbott Trademarks in connection with the promotion or sale of the Products, provided Triangle's use is in compliance with the terms of this Agreement;

          (iii) The manufacture, promotion, marketing, sale or use of the Products;

          (iv) The negligence, recklessness or willful misconduct of Abbott and its directors, officers or employees or Abbott Sales Representatives,
     ***    , its directors, officers or employees, or Abbott Sales
     Representatives;

          (v) Any patent infringement claim arising from the use or sale of a Product.

Provided, however, that Abbott shall not be required to indemnify the Triangle Indemnitees to the extent that any Losses arise out of or result from: (1) the negligence, recklessness or willful misconduct of any of the Triangle Indemnitees, including, but not limited to, out-of-label promotion of the Products; and or (2) any breach by Triangle of this Agreement. Triangle shall not be considered negligent for purposes of this Section 12.1 if such claim arises with respect to the content of the Promotional Materials, Product labeling or other materials provided to Triangle by Abbott as long as Triangle has distributed or employed such Promotional Materials or other such materials as directed herein.

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

     (b) INDEMNIFICATION BY TRIANGLE. Except as may be otherwise provided herein, Triangle shall defend, indemnify and hold Abbott, its directors, officers and employees, and Abbott Sales Representatives (collectively the "Abbott Indemnitees") harmless from and against all Losses incurred in connection with any Third Party suits, claims or causes of action arising out of or resulting from:

          (i) Triangle's breach of any representation, warranty, covenant, or other obligation provided for in this Agreement; or

          (ii) The negligence, recklessness or willful misconduct of Triangle, its directors, officers or employees or Triangle Sales
     Representatives,      ***    , their directors, officers or employees, or
     Triangle Sales Representatives; provided, however, that Triangle shall not be required to indemnify the Abbott Indemnitees to the extent that any Losses arise out of or result from: (1) the negligence, recklessness or willful misconduct of any Abbott Indemnitee including, but not limited to, out-of label promotion of the Products; and/or (2) any breach by Abbott of this Agreement.

     12.2 INDEMNIFICATION PROCEDURE. Any Abbott Indemnitee or Triangle Indemnitee, as the case may be, shall notify Abbott or Triangle (the "Indemnifying Party") promptly in writing of an indemnifiable claim or cause of action under Section 12.1(a) or 12.1(b) upon receiving notice or being informed of the existence thereof. The Indemnifying Party shall assume, at its cost and expense, the sole defense of such claim or cause of action through counsel selected by the Indemnifying Party and reasonably acceptable to the other Party. The Indemnifying Party shall diligently defend such claim or cause of action on a timely basis, including any decision as to

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
settlement; provided that, in the event that the Indemnifying Party does not maintain control of such defense on a timely basis, then, without prejudice to any other rights and remedies available to the other Party under this Agreement, the other Party may take over such defense with counsel of its choosing at the Indemnifying Party's cost and expense. The other Party may, at its option and expense, participate in the Indemnifying Party's defense, and if the other Party so participates, the Parties shall cooperate with one another in such defense. The Indemnifying Party shall bear the total costs of any court award or settlement of such claim or cause of action and all other costs, fees and expenses related to the resolution thereof (including reasonable attorneys' fees except for attorneys' fees for which the other Party is responsible in the event that the other Party participates in the Indemnifying Party's defense of such claim or cause of action). The indemnification obligations herein shall apply on a first dollar basis without limitation or reduction due to any deductible or self-insured retention which Triangle or Abbott respectively may have under their respective insurance coverage.

                                      ARTICLE 13

                                 TERM AND TERMINATION

     13.1 TERM. This Agreement shall commence on the Effective Date and shall continue, unless terminated sooner in accordance with this Article 13, for the Active Detailing Period for each Product (the "Term"); provided, the Parties can extend the term upon mutual agreement.

     13.2  TERMINATION NOTICE.  Triangle may terminate this Agreement at any
time upon    ***    written notice to Abbott.  Upon any such termination, ***  .

     13.3 TERMINATION FOR MATERIAL BREACH. It is the Parties' express intent that consideration shall first and foremost be given to remedying any breach of this Agreement through

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
the payment of monetary damages or such other legal or equitable remedies as shall be appropriate under the circumstances and that there shall only be a limited right to terminate this Agreement under the following circumstances as a matter of last resort. In the event that the Neutral, in accordance with the procedures set forth in Section 19.3, has rendered a ruling that a Party has materially breached this Agreement, which ruling specified the remedies imposed on such breaching Party for such breach (the "Adverse Ruling"), and the breaching Party has failed to comply with the terms of the Adverse Ruling within the time period specified therein for compliance, or if such compliance cannot be fully achieved by such date, the breaching Party has failed to commence compliance and/or has failed to use diligent efforts to achieve full compliance as soon thereafter as is reasonably possible, then the non-breaching Party shall have the following rights:

          (a) where Triangle is the breaching Party that failed to comply with the Adverse Ruling and where the basis for such breach is Triangle's failure to abide by a material obligation under this Agreement, Abbott may terminate this Agreement and/or Triangle's license rights hereunder by delivering written notice to Triangle after the expiration of the period to comply;

          (b) where Abbott is the breaching party that failed to comply with the Adverse Ruling and where the basis for such breach is Abbott's failure to abide by a material obligation under this Agreement, Triangle may terminate this Agreement by delivering written notice to Abbott after the expiration of the period to comply.

     13.4 SURVIVAL. All rights granted and obligations undertaken by the Parties hereunder shall terminate immediately upon the event of any termination or expiration of this Agreement, except for the following which shall survive according to their terms:

          (a) The obligation of each Party to pay to the other Party any and all payments accrued under this Agreement prior to such termination or expiration;

          (b)    The provisions of Section 5.6 (Residual Commission), which
     shall survive for    ***    after the expiration or termination of this
     Agreement, unless this Agreement is terminated pursuant to Section 13.2 or
     Section 13.3 due to a material breach by Triangle or pursuant to Section 13.6;

          (c) The provisions of Sections 5.1 and 5.2, which shall survive with respect to any reports required after the Term and any accrued or continuing payment obligations;

          (d)    The limitations on liability of Article 9;

          (e)    The confidentiality and nondisclosure obligations of
     Article 10;

          (f)    The indemnification obligations of Article 12;

          (g)    The insurance obligations of Article 14; and

          (h) The provisions of Article and Sections 4.7 (Sampling), 6.3 (Taxes), Section 6.4 (Books and Records), Section 13.4 (Survival),
     Section 13.5 (Nonexclusive Rights and Remedies), Section 16.2 (Applicable
     Law), Section 16.3 (Dispute Resolution) and Section 16.11 (Publicity).

In addition, expiration or termination of this Agreement shall not affect the remedies of the Parties otherwise available at law or in equity in relation to any rights accrued under this Agreement prior to expiration or termination.

     13.5 NONEXCLUSIVE RIGHTS AND REMEDIES. Except as otherwise set forth in this Agreement, all rights and remedies of the Parties provided under this Agreement are not exclusive and are in addition to any other rights and remedies provided by law or under this Agreement.

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

     13.6 CONDITIONS TO EFFECTIVENESS. The Effective Date shall be the date on which the Collaboration Agreement becomes effective. If the Effective Date
has not occurred within    ***    from the execution date hereof or such later
date as the Parties may agree, either Party may terminate this Agreement by written notice to the other Party.

                                      ARTICLE 14

                                      INSURANCE

     On or before the Effective Date, each Party shall obtain, and each Party
shall maintain throughout the Term for a period of     ***     thereafter,
insurance issued by independent insurers reasonably selected by such Party providing the coverage and limits described in Exhibit 14. Each of the insurance policies listed in Exhibit 14, except statutory workers' compensation coverage, shall provide that it may not be terminated, canceled or modified
unless the other Party is given     ***     prior written notice by the
insurance carrier. Each Party's insurance coverage must be primary coverage without right of contribution from any insurance of the other Party. On or before the Effective Date, and each year thereafter for as long as this Agreement is in effect, each shall provide the other Party certificates of insurance evidencing the coverage and limits required by this Article 14.

                                      ARTICLE 15

                                    FORCE MAJEURE

     If any circumstance beyond the reasonable control of either Party occurs which delays or renders impossible the performance of that Party's obligations under this Agreement on the dates herein provided (a "Force Majeure"), such obligation shall be postponed for such time as such performance necessarily has had to be suspended or delayed on account thereof, provided such Party shall notify the other Party in writing as soon as practicable, but in no event more
than    ***

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

  ***    after the occurrence of such event of Force Majeure, which notice shall reasonably attempt to identify such obligations under this Agreement and the extent to which performance will be affected. In such event, the Parties shall meet promptly to determine an equitable solution to the effects of any such event, provided that such Party who fails because of an event of Force Majeure to perform its obligations hereunder shall upon the cessation of the Force Majeure event take all reasonable steps within its power to resume with the least possible delay compliance with its obligations. Events of Force Majeure shall include, without limitation, war, revolution, invasion, insurrection, riots, mob violence, sabotage or other civil disorders, acts of God, limitations imposed by exchange control regulations or foreign investment regulations or similar regulations, laws, regulations or rules of any government or governmental agency, any inordinate and unanticipated delays in the regulatory review or governmental approval process that are within the sole control of such government or governmental agency, any delay or failure in manufacture, production or supply by Third Parties of any goods or services, any withdrawal or recall of a Product at the direction of the FDA, and any failure of a computer system.

                                      ARTICLE 16

                                    MISCELLANEOUS

     16.1 RELATIONSHIP OF THE PARTIES. Each of the Parties shall be furnishing its services hereunder as an independent contractor, and nothing herein shall create any association, partnership or joint venture between the Parties or any employer-employee relationship. No agent, employee or servant of either Party shall be or shall be deemed to be the employee, agent or servant of the other Party, and each Party shall be solely and entirely responsible for its acts and the acts of its employees.

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

     16.2 APPLICABLE LAW. The Agreement shall be governed by the laws of the State of Delaware applicable to contracts made and to be performed entirely within such jurisdiction and without giving effect to its choice or conflict of laws rules or principles. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

     16.3  DISPUTE RESOLUTION.

          (a) GENERAL. The parties recognize that a bonafide dispute as to certain matters may arise from time to time during the term of this Agreement which may relate to either Party's rights and/or obligations hereunder. The Parties agree that they shall use all reasonable efforts to resolve any dispute which may arise in an amicable manner.

          (b)    MANAGEMENT RESOLUTION.  If the Parties are unable to resolve
     such a dispute    ***    , either Party may, by notice to the other party,
     have such dispute referred to the respective officers of the Parties designated below. Such officers shall attempt to resolve the referred
     dispute by good faith negotiations within    ***    after such notice is
     received. The said designated officers are as follows: For Abbott, Senior Vice President, Pharmaceutical Operations, and for Triangle, Chief Executive Officer.

          (c) ALTERNATIVE DISPUTE RESOLUTION. The Parties agree that any dispute that arises in connection with this Agreement, which cannot be amicably resolved by such management discussions shall be resolved by binding Alternative Dispute Resolution ("ADR") in the manner described in
     Exhibit 16.3; provided, further, that either Party may seek judicial relief or enforcement to pursue equitable remedies not addressed by ADR, to

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
     pursue a claim of fraudulent or otherwise inequitable treatment under the ADR proceedings or to otherwise enforce a judgment under th ADR proceedings (including without limitation a judgment for specific performance or injunctive relief.

     16.4 COUNTERPARTS. The Agreement may be executed simultaneously in any number of counterparts and may be executed by facsimile. All counterparts shall collectively constitute one and the same Agreement.

     16.5 NOTICES. In any case where any notice or other communication is required or permitted to be given hereunder, such notice or communication shall be in writing, and sent by overnight express or registered or certified mail (with return receipt requested) and shall be sent to the following address (or such other address as either Party may designate from time to time in writing):



     If to Triangle:



           Triangle Pharmaceuticals, Inc.
           4 University Place
           4611 University Drive
           Durham, NC  27707
           Telephone:    (919) 493-5980
           Telefax:      (919) 493-5925
           Attention:    Chief Executive Officer

     Copy to:    General Counsel

     If to Abbott:

           Abbott Laboratories
           Dept. 309; Bldg. AP30
           200 Abbott Park Road
           Abbott Park, EL  60064
           Telephone:    (847) 938-6863
           Telefax:      (847) 938-5383
           Attention:    Senior Vice President, Pharmaceutical Operations

     Copy to:

           General Counsel
           Abbott Laboratories
           Dept. 364; Bldg.  AP6D
           100 Abbott Park Road
           Abbott Park, EL  60064
           Telephone:    (847) 937-8906
           Telefax:      (847) 938-6277

     16.6 BINDING EFFECT; ASSIGNMENT. This Agreement may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void. This Agreement shall inure to the benefit of and be binding upon each of the Parties hereto and their respective successors and permitted assigns.

     16.7 ENTIRE AGREEMENT. The terms and conditions contained herein and in the other Triangle-Abbott Alliance Agreements constitute the entire agreement between the Parties relating to the subject matter of this Agreement and shall supersede all previous communications between the Parties with respect to the subject matter of this Agreement. Neither Party has entered into this Agreement in reliance upon any representation, warranty, covenant or undertaking of the other Party that is not set out or referred to in this Agreement.

     16.8 AMENDMENT. The Agreement may be varied, amended or extended only by the written agreement of the Parties through their duly authorized officers or representatives, specifically referring to this Agreement.

     16.9 SEVERABILITY. In case any one or more of the provisions contained herein shall, for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated herein to be impossible and provided that the performance required by this Agreement with such clause deleted remains substantially consistent with the intent of the Parties.

     16.10 COMPANY EMPLOYEES. Each Party shall not, and shall cause its Affiliates not to, directly or indirectly solicit for employment, any employee of the other Party who has been directly involved in the performance of this
Agreement during the Term and for     ***     after the earlier of the
termination or expiration of this Agreement or the termination of such individual's employment, with the other Party. It shall not be a violation of this provision if any employee responds to a Party's general advertisement of an open position.

     16.11 PUBLICITY. Except as otherwise provided herein, each Party shall maintain the confidentiality of all provisions of this Agreement and this Agreement itself and, without the prior written consent of both Parties, neither Party shall make any press release or other public announcement of or otherwise disclose this Agreement or any of its provisions to any Third Party except:
(i) for disclosure to those of its directors, officers, employees, accountants, attorneys, advisers and agents whose duties reasonably require them to have access to the Agreement and, in the case of Triangle, disclosure to the Triangle Licensors, provided that such directors, officers, employees, accountants, attorneys, advisers, agents and licensors are required to maintain the confidentiality of the Agreement to the same extent as if they were Parties hereto, and (ii) except for such disclosures as may be required by Legal Requirements, in which case the disclosing Party shall provide the non-disclosing Party with prompt advance notice of such disclosure so that the non-disclosing Party shall have the opportunity if it so desires to seek a protective order or other

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
appropriate remedy and, in connection with any disclosure to the Securities and Exchange Commission, the disclosing Party shall use reasonable efforts to obtain confidential treatment for such disclosure. Promptly following the Execution Date, the Parties shall issue a mutually acceptable press release, a copy of which is attached hereto as Exhibit 16.11.

     16.12 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

     16.13 INTERPRETATION.

          (a) Wherever any provision of this Agreement uses the term "including" (or "includes"), such term shall be deemed to mean "including without limitation" and "including but not limited to" (or "includes without limitations" and "includes but is not limited to") regardless of whether the words "without limitation" or "but not limited to" actually follow the term "including" (or "includes").

          (b) Wherever any provision of this Agreement provides that a Party's consent shall not be unreasonably withheld, such provision shall be deemed to provide that such consent shall in addition not be unreasonably delayed.

          (c) The recitals set forth at the start of this Agreement, along with the Exhibits to this Agreement, and the terms and conditions incorporated in such recitals and Exhibits shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such recitals and Exhibits and the terms and conditions incorporated in such recitals and Exhibits.

          (d) In the event of any conflict between the terms and conditions of this Agreement and any terms and conditions that may be set forth on any order, invoice, verbal agreement or otherwise, the terms and conditions of this Agreement shall govern.

          (e) Unless otherwise explicitly stated, in the event of any conflict between the terms of this Agreement and the terms and conditions of any of the Exhibits hereto, the terms of this Agreement shall prevail.

          (f) The Agreement shall be construed as if both Parties drafted it jointly, and shall not be construed against either Party as principal drafter.

          (g) Unless otherwise provided, all references to Sections, Articles and Exhibits in this Agreement are to Sections, Articles and Exhibits of and to this Agreement.

     16.14 NO WAIVER OF RIGHTS.  No failure or delay on the part of either
Party in the exercise of any power or right hereunder shall operate as a waiver thereof No single or partial exercise of any right or power hereunder shall operate as a waiver of such right or of any other right or power. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

TRIANGLE PHARMACEUTICALS, INC.

By:       /s/ David W. Barry
       ------------------------------
Name:      DAVID W. BARRY
       ------------------------------
Title:     CHAIRMAN & CHIEF EXECUTIVE OFFICER
       ------------------------------


ABBOTT LABORATORIES

By:       /s/ Arthur Higgins
       ------------------------------
Name:      ARTHUR HIGGINS
       ------------------------------
Title:     SENIOR VICE PRESIDENT, PHARMACEUTICAL OPERATIONS
      ------------------------------

                                     EXHIBIT 5.8
                            EXAMPLE OF PAYMENT CALCULATION

                                       Co-Promotion       Representative
                                      Physician Group    Physician Group
                                      ----------------------------------

    ***                                     ***                ***


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